Exhibit 10.8
PENFORD CORPORATION
2006 LONG-TERM INCENTIVE PLAN
RESTRICTED STOCK AWARD NOTICE
     Penford Corporation (the “Company”) hereby grants to you a Restricted Stock Award (the “Award”) for shares of the Company’s Common Stock under the Company’s 2006 Long-Term Incentive Plan (the “Plan”). The Award is subject to all the terms and conditions set forth in this Restricted Stock Award Notice (the “Award Notice”) and in the Restricted Stock Award Agreement and the Plan, which are attached to and incorporated into the Award Notice in their entirety.

Participant:
Grant Date:
Vesting Commencement Date:
Number of Shares Subject to the Award (the “Shares”):
Fair Market Value Per Share on Grant Date:	$
Vesting Schedule:
[Plan provides for full vesting upon death]
Additional Terms/Acknowledgement: You acknowledge receipt of, and understand and agree to, this Award Notice, the Restricted Stock Award Agreement and the Plan. You further acknowledge that as of the Grant Date, the Award Notice, the Restricted Stock Award Agreement and the Plan set forth the entire understanding between you and the Company regarding the Award and supersede all prior oral and written agreements on the subject[, with the exception of the Change of Control Agreement dated ___].

PENFORD CORPORATION	PARTICIPANT

By:

Title:

Attachments:
1. Restricted Stock Award Agreement
2. 2006 Long-Term Incentive Plan

PENFORD CORPORATION
2006 LONG-TERM INCENTIVE PLAN
RESTRICTED STOCK AWARD AGREEMENT
     Pursuant to your Restricted Stock Award Notice (the “Award Notice”) and this Restricted Stock Award Agreement (this “Agreement”), Penford Corporation (the “Company”) has granted you a Restricted Stock Award (the “Award”) under its 2006 Long-Term Incentive Plan (the “Plan”) for the number of shares of the Company’s Common Stock indicated in your Award Notice. Capitalized terms not defined in this Agreement but defined in the Plan have the same definitions as in the Plan.
     The details of the Award are as follows:
1. Vesting
     The Award will vest and no longer be subject to forfeiture according to the vesting schedule set forth in the Award Notice (the “Vesting Schedule”). Shares subject to the portion of the Award that has vested and is no longer subject to forfeiture according to the Vesting Schedule are referred to herein as “Vested Shares.” Shares subject to the portion of the Award that has not vested and remains subject to forfeiture under the Vesting Schedule are referred to herein as “Unvested Shares.” The Unvested Shares will vest (and to the extent so vested cease to be Unvested Shares remaining subject to forfeiture) in accordance with the Vesting Schedule (the Unvested and Vested Shares are collectively referred to herein as the “Shares”), provided that vesting will cease upon the cessation of your Continuous Status as a Participant
2. Forfeiture of Unvested Shares upon Termination of Service
     Unless the Committee determines otherwise prior to your termination of employment or other cessation of Continuous Service as a Participant, all Unvested Shares will immediately be forfeited to the Company upon your termination of employment or any other cessation of Continuous Service as a Participant without payment of any consideration to you.
3. Consideration for Award
     The Company acknowledges your payment of full consideration for the Award in the form of services previously rendered and/or services to be rendered hereafter to the Company (in either case, in an amount equal to no less than the aggregate par value of the Shares).
4. Securities Law Compliance
4.1 You represent and warrant that you (a) have been furnished with a copy of the Plan and all information which you deem necessary to evaluate the merits and risks of receipt of the Shares, (b) have had the opportunity to ask questions and receive answers concerning the information received about the Shares and the Company, and (c) have been given the opportunity to obtain any additional information you deem necessary to verify the accuracy of any information obtained concerning the Shares and the Company.

4.2 You hereby represent and warrant that you are receiving the Shares for your own account, for investment purposes only, and not with a view towards the distribution or public offering of all or any part of the Shares.
4.3 You hereby agree that you will in no event sell or distribute all or any part of the Shares unless (a) there is an effective registration statement under the Securities Act of 1933, as amended, and applicable state securities laws covering any such transaction involving the Shares or (b) the Company receives an opinion of your legal counsel (concurred in by legal counsel for the Company) stating that such transaction is exempt from registration or the Company otherwise satisfies itself that such transaction is exempt from registration. You understand that the Company has no obligation to you to register the Shares with the SEC and has not represented to you that it will so register the Shares.
4.4 You hereby consent to the placing of a legend on your certificate(s) as set forth in Section 8 and to the placing of a stop-transfer order on the books of the Company and with any transfer agents against the Shares until the Shares may be legally resold or distributed.
4.5 You hereby agree to indemnify the Company and hold it harmless from and against any loss, claim or liability, including attorneys’ fees or legal expenses, incurred by the Company as a result of any breach by you of, or any inaccuracy in, any representation, warranty or statement made by you in this Agreement or the breach by you of any terms or conditions of this Agreement.
5. Rights as Shareholder
     Unless the Shares are forfeited, you shall be considered a shareholder of the Company with respect to all such Shares that have not been forfeited and shall have all rights with respect to such Shares, including the right to vote or consent to all matters that may be presented to the Shareholders and to receive all dividends and other distributions paid on such Shares. If any dividends or distributions are paid in Common Stock, such Common Stock shall be subject to the same restrictions as the Shares with respect to which it was paid.
6. Transfer Restrictions
     Unless otherwise permitted by the Committee, any sale, pledge assignment, encumbrance, hypothecation, transfer conveyance in trust, gift, or other transfer or disposition of any kind, whether voluntary or by operation of law, directly or indirectly (other than by will or by the laws of descent or distribution), of Unvested Shares or Shares otherwise subject to forfeiture restrictions pursuant to the Agreement will be strictly prohibited and void.
7. Section 83(b) Election for Award
     You understand that under Section 83(a) of the Code, the excess of the Fair Market Value of the Unvested Shares on the date the forfeiture restrictions lapse over the purchase price, if any, paid for such Shares will be taxed, on the date such forfeiture restrictions lapse, as ordinary income subject to payroll and withholding tax and tax reporting, as applicable. For this purpose, the term “forfeiture restrictions” means the right of the Company to receive back any Unvested Shares upon termination of employment or other cessation of your Continuous Status as Participant. You understand that you may elect under Section 83(b) of the Code to be taxed at the time the Unvested Shares are acquired, rather than when and as the Unvested Shares cease to be subject to the forfeiture restrictions. Such election (an “83(b) Election”) must be filed with the Internal Revenue Service within 30 days from the Grant Date of the Award. Even if the Fair Market Value of the Unvested Shares on the Grant Date equals the purchase price, if any, (and thus no tax is payable), you must file the election within the 30-day period to avoid the risk of adverse tax consequences in the future.
     You understand that (a) you will not be entitled to a deduction for any ordinary income previously recognized as a result of the 83(b) Election if the Unvested Shares are subsequently forfeited to the Company, and (b) the 83(b) Election may cause you to recognize more ordinary income than you would have otherwise recognized if the Internal Revenue Service determines that the value of the Unvested Shares on the date the Shares are transferred is higher than the Fair Market Value of the Shares on that date as determined by the Company and/or the value of the Unvested Shares subsequently declines.
     THE FORM FOR MAKING AN 83(b) ELECTION IS ATTACHED TO THIS AGREEMENT AS EXHIBIT B. YOU UNDERSTAND THAT FAILURE TO FILE SUCH AN ELECTION WITHIN THE 30-DAY PERIOD MAY RESULT IN THE RECOGNITION OF ORDINARY INCOME BY YOU AS THE FORFEITURE RESTRICTIONS LAPSE. You further understand that an additional copy of such election form should be filed with your federal income tax return for the calendar year in which the date of this Agreement falls. You acknowledge that the foregoing is only a summary of the federal income tax laws that apply to the receipt of the Unvested Shares under this Agreement and does not purport to be complete. YOU FURTHER ACKNOWLEDGE THAT THE COMPANY HAS DIRECTED YOU TO SEEK INDEPENDENT ADVICE REGARDING THE APPLICABLE PROVISIONS OF THE CODE, THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH YOU MAY RESIDE, AND THE TAX CONSEQUENCES OF YOUR DEATH.
     You agree to execute and deliver to the Company with this Agreement a copy of the Acknowledgment and Statement of Decision Regarding Section 83(b) Election attached hereto as Exhibit A. You further agree that you will execute and deliver to the Company with this Agreement a copy of the 83(b) Election attached hereto as Exhibit B if you choose to make such an election.
8. Effect of Change in Control
     Notwithstanding any other provision in the Plan to the contrary, the following provisions shall apply unless otherwise prohibited under applicable laws, or by the rules and regulations of any applicable governmental agencies or national securities exchanges or quotation systems. This Award shall be Accelerated (as defined in Section 8(b) below) immediately prior to a Change in Control described in Section 8(c).
     (a) “Accelerated” shall mean that the Award shall become fully vested.

     (b) “Change in Control” shall mean any of the following events:
     (i) The Company is merged, consolidated, or reorganized (“Reorganization”) with another entity and as a result of which less than 50% of the outstanding voting interests or securities of the surviving or resulting entity immediately after the Reorganization are owned in the aggregate by the former shareholders of the Company, as the same shall have existed immediately prior to such Reorganization, in substantially the same proportions as their ownership before such Reorganization;
     (ii) The Company sells all or “Substantially All” of its assets to another entity that is not a wholly-owned subsidiary or affiliate of the Company, provided that a sale shall constitute Substantially All of the Company’s assets only if the fair market value of the consideration received for such assets exceeds 50% of the fair market value of the Company’s average total market capitalization during the twenty (20) trading days ending twenty (20) trading days prior to the first public announcement of such sale; provided further that the fair market value of the consideration received and the total market capitalization of the Company shall be as reasonably determined by the Board in good faith and that both the Company’s stock and any publicly traded consideration received in a sale shall be valued using the closing price for such security (y) for the period referenced above in the case of the Company’s stock and (z) the average closing prices for the first twenty (20) trading days after the closing of any sale or other transaction in which any publicly traded consideration is received;
     (iii) Any person, within the meaning of Sections 3(a)(9), 13(d), or 14(d) (as in effect on the date hereof) of the Exchange Act (“Person”), other than any employee benefit plan then maintained by the Company, acquires more than 40% of the outstanding voting securities of the Company (whether, directly, indirectly, beneficially or of record). For purposes hereof, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(1)(i) (as in effect on the date hereof) pursuant to the Exchange Act; or
     (iv) During any twenty-four (24) month period individuals who constitute the Board at the beginning of such period cease for any reason to constitute at least a majority thereof, unless the election, or nomination for election by the Company’s shareholders, of each new director was approved by the vote of at least two-thirds of the directors then still in office who were directors of the Company at the beginning of such period; provided that no individual shall be considered so approved if such individual initially assumed office as a result of or in connection with an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

9. Golden Parachute Taxes
     Subject to the terms of an applicable change in control agreement executed by you and the Company, in the event that any amounts paid or deemed paid to you pursuant to this Agreement are deemed to constitute “excess parachute payments” as defined in Section 280G of the Code (taking into account any other payments made to you under the Plan and any other compensation paid or deemed paid to you), or if you are deemed to receive an “excess parachute payment” by reason of the acceleration of vesting of your Award granted under the Plan due to a Change in Control, the amount of such payments or deemed payments shall be reduced (or, alternatively, the number of Awards that become 100% vested shall be reduced), so that no such payments or deemed payments shall constitute excess parachute payments. The determination of whether a payment or deemed payment constitutes an excess parachute payment shall be in the sole discretion of the Board.
10. Legends
     You understand and agree that the Shares are subject to forfeiture as set forth in this Agreement. You understand that any certificate(s) representing the Shares may bear legends in substantially the following form:
“The securities represented by this certificate are subject to certain restrictions on transfer and forfeiture rights held by the issuer and/or its assignee(s) and may not be sold, assigned, transferred, encumbered or in any way disposed of except as set forth in a restricted stock award agreement between the issuer and the original recipient of these shares, a copy of which may be obtained at the principal office of the issuer. Such transfer restrictions and forfeiture rights are binding on transferees of these shares.”
11. Assignment Separate From Certificate
     As security for the faithful performance of this Agreement, you agree, upon execution of this Agreement, to deliver a stock power in the form attached to this Agreement as Exhibit C, executed by you and by your spouse, if any (with the transferee, certificate number, date and number of Shares left blank), along with any certificate(s) evidencing shares issued to you, to the Secretary of the Company or its designee (“Escrow Holder”), who is hereby appointed to hold such stock power and any such certificate(s) in escrow and to take all such actions and to effectuate all such transfers and/or releases of such Shares as are in accordance with the terms of this Agreement. You and the Company agree that Escrow Holder will not be liable to any party to this Agreement (or to any other party) for any actions or omissions unless Escrow Holder is grossly negligent relative thereto. Escrow Holder may rely on any letter, notice or other document executed by any signature purported to be genuine and may rely on advice of counsel and obey any order of any court with respect to the transactions contemplated in this Agreement. The Shares will be released from escrow upon your written request after termination of the Company’s forfeiture rights under Section 2.

12. Stop-Transfer Notices
     You understand and agree that, in order to ensure compliance with the restrictions referred to in this Agreement, the Company may issue appropriate “stop-transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records. The Company will not be required to (a) transfer on its books any Shares that have been sold or transferred in violation of the provisions of this Agreement or (b) treat as the owner of the Shares, or otherwise accord voting, dividend or liquidation rights to, any transferee to whom the Shares have been transferred in contravention of this Agreement.
13. Independent Tax Advice
     You acknowledge that determining the actual tax consequences to you of receiving or disposing of the Shares may be complicated. These tax consequences will depend, in part, on your specific situation and may also depend on other variables not within the control of the Company. You are aware that you should consult a competent and independent tax advisor for a full understanding of the specific tax consequences to you of receiving or disposing of the Shares. Prior to executing the Award Notice, you either have consulted with a competent tax advisor independent of the Company to obtain tax advice concerning the receipt or disposition of the Shares in light of your specific situation or you have had the opportunity to consult with such a tax advisor but chose not to do so.
14. Withholding and Disposition of Shares
     As a condition to the removal of forfeiture restrictions from your Vested Shares, you agree to make arrangements satisfactory to the Company for the payment of any federal, state, local or foreign withholding tax obligations that arise either upon receipt of the Shares or as the forfeiture restrictions on any Shares lapse. Notwithstanding the previous sentence, you acknowledge and agree that the Company and any Subsidiary have the right to withhold Shares or deduct from payments of any kind otherwise due to you any federal, state or local taxes of any kind required by law to be withheld with respect the Award.
15. General Provisions
15.1 No Waiver. No waiver of any provision of this Agreement will be valid unless in writing and signed by the person against whom such waiver is sought to be enforced, nor will failure to enforce any right hereunder constitute a continuing waiver of the same or a waiver of any other right hereunder.
15.2 Cancellation of Shares. If the Company or its assignees exercises the Company’s forfeiture in accordance with the provisions of this Agreement, then, from and after such time, the person from whom such Shares are to be forfeited will no longer have any rights as a recipient of such Shares, such Shares will be deemed forfeited in accordance with the applicable provisions of this Agreement, and the Company or its assignees will be deemed the owner and recipient of such Shares, whether or not the certificates therefor have been delivered as required by this Agreement.

15.3 Undertaking. You hereby agree to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either you or the Shares pursuant to the express provisions of this Agreement.
15.4 Agreement Is Entire Contract. This Agreement and the Award Notice constitute the entire contract between the parties hereto with regard to the subject matter hereof [except for the Change of Control Agreement dated ___] [add this language when applicable]. This Agreement and the Award Notice are made pursuant to the provisions of the Plan and will in all respects be construed in conformity with the express terms and provisions of the Plan.
15.5 Successors and Assigns. The provisions of this Agreement will inure to the benefit of, and be binding on, the Company and its successors and assigns and you and your legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person will have become a party to this Agreement and agreed in writing to join herein and be bound by the terms and conditions hereof.
15.6 No Employment or Service Contract. Nothing in this Agreement will affect in any manner whatsoever the right or power of the Company, or a any Subsidiary of the Company, to terminate your employment or services on behalf of the Company or any Subsidiary of the Company, for any reason, with or without Cause.
15.7 Counterparts. The Award Notice may be executed in two or more counterparts, each of which will be deemed an original, but which, upon execution, will constitute one and the same instrument.
15.8 Governing Law. To the extent not otherwise governed by the laws of the United States, this Agreement will be construed and administered in accordance with and governed by the laws of the State of Washington.

EXHIBIT A
ACKNOWLEDGMENT AND STATEMENT OF DECISION REGARDING SECTION 83(b) ELECTION
     The undersigned, a recipient of ___ shares of Common Stock of Penford Corporation, a Washington corporation (the “Company”), pursuant to a restricted stock award granted pursuant to the Company’s 2006 Long-Term Incentive Plan (the “Plan”), hereby states as follows:
     1. The undersigned acknowledges receipt of a copy of the Plan relating to the offering of such shares. The undersigned has carefully reviewed the Plan and the Restricted Stock Award Notice and Restricted Stock Award Agreement pursuant to which the award was granted.
     2. The undersigned either (check and complete as applicable):
(a)	—	has consulted, and has been fully advised by, the undersigned’s own tax advisor, ___, whose business address is ___, regarding the federal, state and local tax consequences of receiving shares under the Plan, and particularly regarding the advisability of making an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), and pursuant to the corresponding provisions, if any, of applicable state law, or

(b)	—	has knowingly chosen not to consult such a tax advisor.
     3. The undersigned hereby states that the undersigned has decided (check as applicable)
(a)	—	to make an election pursuant to Section 83(b) of the Code, and is submitting to the Company, together with the undersigned’s executed Restricted Stock Award Notice, an executed form entitled “Election Under Section 83(b) of the Internal Revenue Code of 1986”, or

(b)	—	not to make an election pursuant to Section 83(b) of the Code.
     4. Neither the Company nor any affiliate or representative of the Company has made any warranty or representation to the undersigned with respect to the tax consequences of the undersigned’s purchase of shares under the Plan or of the making or failure to make an election pursuant to Section 83(b) of the Code or the corresponding provisions, if any, of applicable state law.

Dated:

[Name]

EXHIBIT B
ELECTION UNDER SECTION 83(b)
OF THE INTERNAL REVENUE CODE OF 1986
     The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code, to include in taxpayer’s gross income for the current taxable year the amount of any compensation taxable to taxpayer in connection with taxpayer’s receipt of the property described below:
1.	The name, address, taxpayer identification number and taxable year of the undersigned are as follows:

NAME OF TAXPAYER:

NAME OF SPOUSE:

ADDRESS:

IDENTIFICATION NO. OF TAXPAYER:

IDENTIFICATION NO. OF SPOUSE:

TAXABLE YEAR:

2.	The property with respect to which the election is made is described as follows: ___ shares of the Common Stock of Penford Corporation, a Washington corporation (the “Company”).

3.	The date on which the property was transferred is: ___, 200___

4.	The property is subject to the following restrictions:

The property is subject to a right pursuant to which taxpayer forfeits the rights in and to the shares if for any reason taxpayer’s service with the Company is terminated. The forfeiture right lapses in a series of installments over a [___]-year period ending on ___.

5.	The aggregate fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is: $___

6.	The amount (if any) paid for such property is: $___

     The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned’s receipt of the above-described property. The undersigned is the person performing the services in connection with the transfer of said property.
     The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner.

Dated:

Recipient

DISTRIBUTION OF COPIES
1.	File original with the Internal Revenue Service Center where the taxpayer’s income tax return will be filed. Filing must be made by no later than 30 days after the date the property was transferred.

2.	Attach one copy to the taxpayer’s income tax return for the taxable year in which the property was transferred.

3.	Mail one copy to the Company at the following address:
Penford Corporation
7094 S. Revere Parkway
Centennial, Colorado 80112-3932
Attn: Secretary

EXHIBIT C
STOCK POWER AND ASSIGNMENT
SEPARATE FROM CERTIFICATE
     FOR VALUE RECEIVED and pursuant to that certain Restricted Stock Award Agreement dated as of ___, ___, the undersigned hereby sells, assigns and transfers unto ___ shares of the Common Stock of Penford Corporation, a Washington corporation, standing in the undersigned’s name on the books of said corporation represented by Certificate No. ___ delivered herewith, and does hereby irrevocably constitute the Secretary of said corporation as attorney-in-fact, with full power of substitution, to transfer said stock on the books of said corporation.

Dated:

Signature:

Please print name:

Please see Section 11 of the Restricted Stock Award Agreement for information on completing this form.